Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint CHARLES W. BURSON, NANCY E. HAMILTON, and SONYA M. DAVIS, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and resubstitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-8 covering the registration of securities of the Company to be issued under the Monsanto Company Amended and Restated Deferred Payment Plan and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 19th of April 2004.

/s/ Frank V. AtLee III	Director

(Frank V. AtLee III)

/s/ Hugh Grant	Chairman of the Board, President and Chief Executive Officer, Director (Principal
Executive Officer)
(Hugh Grant)

/s/ Gwendolyn S. King	Director

(Gwendolyn S. King)

/s/ Sharon R. Long	Director

(Sharon R. Long)

/s/ C. Steven McMillan	Director

(C. Steven McMillan)

/s/ William U. Parfet	Director

(William U. Parfet)

/s/ George H. Poste	Director

(George H. Poste)

/s/ Robert J. Stevens	Director

(Robert J. Stevens)

/s/ Terrell K. Crews	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
(Terrell K. Crews)

/s/ Richard B. Clark	Vice President and Controller
(Principal Accounting Officer)
(Richard B. Clark)